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                                                                       EXHIBIT 5


                                [JLG Letterhead]





                                                               November 26, 2003

JLG Industries, Inc.
1 JLG Drive
McConnellsburg, PA  17233-9533

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of JLG Industries, Inc., a Pennsylvania corporation (the "Company"), and have acted as counsel to the Company in connection with the shelf registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (the "Commission") on November 26, 2003 (as the same may be amended or supplemented from time to time, the "Registration Statement") with respect to, among other securities, (i) the Company's common stock, par value $0.20 per share (the "Common Securities"), (ii) the Company's preferred stock (the "Preferred Securities"), (iii) unsecured debt securities of the Company (the "Debt Securities"), (iv) guarantees of the Debt Securities (the "Guarantees") by Access Financial Solutions, Inc., a Maryland corporation, Fulton International, Inc., a Delaware corporation, JLG Equipment Services, Inc., a Pennsylvania corporation, Gradall Industries, Inc., a Delaware corporation, The Gradall Company, an Ohio corporation, and JLG OmniQuip, Inc., a Delaware corporation (collectively the "Guarantors"), and (v) warrants to purchase Common Securities, Preferred Securities or Debt Securities, or any combination of the foregoing (the "Warrants," and collectively, the "Securities").

         The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the "Trustee") in the form included as Exhibit 4.2 to the Registration Statement, as such indenture may be supplemented from time to time (the "Indenture"). The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a bank or trust company to be identified therein as warrant agent (each, a "Warrant Agent").

         I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

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JLG Industries, Inc.
November 26, 2003
Page 2

         I have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors and other sources believed by me to be responsible.

         Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

         (1) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act and a prospectus supplement has been prepared and filed with the Commission describing the Securities offered thereby, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Securities and fix or otherwise determine the consideration to be received for such Common Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iv) such Common Securities with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act and all applicable state securities laws, and (v) certificates evidencing shares of the Common Securities have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Securities will be validly issued, fully paid and nonassessable.

         (2) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act and a prospectus supplement has been prepared and filed with the Commission describing the Securities offered thereby, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Securities, to fix the terms thereof and to authorize the execution and filing of appropriate charter documents with the Department of State of the Commonwealth of Pennsylvania and a Certificate of Designations relating to the Preferred Securities with the Department of State of the Commonwealth of Pennsylvania, (iii) such charter documents and Certificate of Designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the Commonwealth of Pennsylvania, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) such Preferred Securities with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act and all applicable state securities laws, and (vi) certificates evidencing shares of Preferred Securities have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Securities will be validly issued, fully paid and nonassessable.

         (3) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act and a prospectus supplement has been prepared and



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JLG Industries, Inc.
November 26, 2003
Page 3

filed with the Commission describing the Securities offered thereby, (ii) the appropriate corporate action has been taken by the Company and, if applicable, the Guarantors to authorize the form, terms, execution and delivery of any series of Debt Securities and Guarantees, respectively, (iii) such series of Debt Securities and Guarantees containing the terms described in the Indenture and the related supplemental indenture and issued in substantially the form contemplated thereby shall have been sold in accordance with such corporate actions and as contemplated by the Registration Statement and assuming compliance with the Securities Act and all applicable state securities laws,
(iv) the Indenture has become qualified under the Trust Indenture Act of 1939, as amended, and such Indenture and the applicable supplemental indenture has been duly authorized, executed and delivered by the Company and, if applicable, the Guarantors, and assuming due authorization, execution and delivery by the Trustee, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Debt Securities and Guarantees have been obtained and (vi) certificates evidencing such series of Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, such series of Debt Securities and such Guarantees, when issued, will be binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and such Guarantors in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                   (4) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act and a prospectus supplement has been prepared and filed with the Commission describing the Securities offered thereby, (ii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Warrant Agent, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants, (iv) the terms of the Warrants have been duly established and approved, (v) such Warrants in substantially the form and containing the terms described in the Warrant Agreement shall have been sold and issued in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act and all applicable state securities laws, (vi) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such Warrants have been obtained and (vii) the Warrants have been duly executed by the Company and countersigned in accordance with the Warrant Agreement and delivered to and paid for by the purchasers thereof, then, upon the happening of such events, such Warrants, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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JLG Industries, Inc.
November 26, 2003
Page 4

                   The foregoing opinion is subject to the qualifications that I express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection of liquidated damages or penalties.

                   I am a member of the bar of the Commonwealth of Pennsylvania. I have assumed for purposes of this opinion that the law of the Commonwealth of Pennsylvania is substantively identical to the law of any other state applicable to the opinions set forth herein. I express no view as to the reasonableness of this assumption and I have not reviewed the laws of any other states. I do not purport to be expert in, and do not express any opinion on, any laws other than the law of the Commonwealth of Pennsylvania, the Federal law of the United States of America and the general corporation law of the State of Delaware.

                   I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,

                                         JLG INDUSTRIES, INC.

                                         By: /s/ Thomas D. Singer
                                             ---------------------
                                              Thomas D. Singer
                                              Senior Vice President and
                                                   General Counsel